EXHIBIT J
                                                                     Page 1 of 2


                                  MYR Group Inc
                                Segment Revenues
                                    ($000's)
                                   1996 - 1999
                                     Transmission                                       Traffic          Commerical/   Consolidated
    1999 - Preliminary             & Distribution               Telecomm              Signalization     Industrial
                 Myers                   126,569                  2,911                       -                  -        129,480
                MYRcom                         -                  4,600                       -                  -          4,600
               Hawkeye                     9,750                      -                       -                  -          9,750
                Harlan                    48,970                      -                   4,288                  -         53,258
          Power Piping                         -                      -                       -             17,650         17,650
              Sturgeon                    74,256                 24,026                  11,018            114,422        223,722
            D.W. Close                         -                      -                   2,049             28,481         30,530
                ComTel                         -                 10,982                       -                  -         10,982

      Contract Revenue                  $259,545                $42,519                 $17,355           $160,553       $479,972


                                     Transmission                                       Traffic          Commerical/   Consolidated
      1998                         & Distribution               Telecomm              Signalization     Industrial
                 Myers                    92,379                  2,857                       -                  -          95,236
               Hawkeye                    12,849                      -                       -                  -          12,849
                Harlan                    46,263                      -                   4,169                  -          50,432
          Power Piping                         -                      -                       -             22,418          22,418
              Sturgeon                    52,440                 22,418                   9,228            151,308         235,394
            D.W. Close                         -                      -                   2,544             33,591          36,135
                ComTel                         -                  6,879                       -                  -           6,879

      Contract Revenue                  $203,931                $32,154                 $15,941           $207,317        $459,343



                                                                       EXHIBIT J
                                                                     Page 2 of 2

                                  Transmission                                       Traffic         Commerical/       Consolidated
           1997                  & Distribution             Telecomm              Signalization       Industrial
                 Myers                    76,441                  2,361                       -                  -          78,802
               Hawkeye                    16,088                      -                       -                  -          16,088
                Harlan                    52,406                      -                   3,921                  -          56,327
          Power Piping                         -                      -                       -             23,115          23,115
              Sturgeon                    48,797                 21,637                   6,438            157,352         234,224
            D.W. Close *                       -                      -                   1,212             15,317          16,529
                ComTel                         -                  6,191                       -                  -           6,191

     Contract Revenue                  $193,732                 $30,189                 $11,571           $195,784        $431,276

   * Includes revenue since
 acquisition date of May 1,
                      1997.

                                  Transmission                                      Traffic           Commerical/      Consolidated
           1996                  & Distribution             Telecomm              Signalization       Industrial
                Myers                     74,246                  1,515                       -                  -          75,761
              Hawkeye                     16,401                      -                       -                  -          16,401
               Harlan                     58,039                      -                   2,244                  -          60,283
         Power Piping                          -                      -                       -             20,055          20,055
             Sturgeon                     28,210                 13,604                   4,772             87,975         134,561
               ComTel                          -                  3,516                       -                  -           3,516

     Contract Revenue                   $176,896                $18,635                  $7,016           $108,030        $310,577


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